News Release

Coterra Energy Reports Second-Quarter 2022 Results, Announces Quarterly Dividend and Provides Update on Share Repurchase Program

HOUSTON, August 2, 2022 - Coterra Energy Inc. (NYSE: CTRA) (“Coterra” or the “Company”) today reported second-quarter 2022 financial and operating results. On October 1, 2021, Coterra announced that the merger involving the Company, which was formerly named Cabot Oil & Gas Corporation (“Cabot”), and Cimarex Energy Co. (“Cimarex”), was completed (the "Merger"). Referenced results for the six months ended June 30, 2021 reflect only legacy Cabot. Referenced results for the six months ended June 30, 2022 reflect the combined Company.
Thomas E. Jorden, Chief Executive Officer and President, commented, "Coterra delivered another strong quarter as we remain focused on capital efficiency, operational execution, and shareholder returns through our base dividend, variable dividend, share repurchase program, and debt reduction. I am excited by the progress our new organization has made less than a year after the Merger, and we are eager to build on our track record of execution."

Second-Quarter 2022 Highlights
•Net income for second-quarter 2022 totaled $1,229 million, or $1.53 per share; adjusted net income (non-GAAP) for second-quarter 2022, excluding non-recurring items, was $1,083 million, or $1.35 per share.
•Generated cash flow from operating activities of $879 million.
•Discretionary cash flow totaled $1,493 million (non-GAAP).
•Generated free cash flow of $1,019 million (non-GAAP).
•Total equivalent production of 632 MBoepd (thousand barrels of oil equivalent per day), exceeding the high-end of guidance.
◦Natural gas production averaged 2,790 MMcfpd (million cubic feet per day), exceeding the high-end of guidance.
◦Oil production averaged 88.2 MBopd (thousand barrels of oil per day), exceeding the high-end of guidance.

Shareholder Return Highlights
•On August 2, 2022, Coterra's Board of Directors (the "Board") approved a total quarterly dividend equal to $0.65 per share ($0.15 base, $0.50 variable), which will be paid on August 25, 2022 to holders of record on August 15, 2022.
•Total quarterly shareholder return of $1.03 per share includes $0.65 per share quarterly dividend (payable in August 2022) and $0.38 per share of repurchases (settled in second-quarter). The total return equals 92 percent of second-quarter 2022 cash flow from operating activities, or 80 percent of free cash flow (non-GAAP).
◦Total quarterly dividend of $0.65 per share ($0.15 base, $0.50 variable) represents a return of 58 percent of second-quarter 2022 cash flow from operating activities, or 50 percent of free cash flow (non-GAAP).

•Repurchased 11.0 million shares during the second-quarter 2022, at a cost of $303 million and an average price of $27.51 per share. Since late February 2022, the Company has repurchased 18.6 million shares for a total cost of $487 million. At June 30, 2022, the Company had $763 million remaining on its original $1.25 billion share repurchase authorization.
◦Share repurchases represent an incremental 34 percent return of second-quarter 2022 cash flow from operating activities, or 30 percent of free cash flow (non-GAAP), to shareholders.

Activity Outlook and Guidance Update
Jorden, commented, "Coterra remains focused on maximizing capital efficiency and return on capital. While inflation has driven 2022 capital costs up 20 to 25 percent year-over-year, we are still projecting all-in returns that markedly exceed our historical results. We remain committed to capital discipline and our updated guidance continues to assume we will invest less than 30 percent of our 2022 projected cash flow from operations. At the recent commodity strip, we expect to generate free cash flow of approximately $4.5 billion in 2022."
Jorden added, "We are pleased to announce that we will return 80 percent of our second-quarter 2022 free cash flow to shareholders, which includes 50 percent in the form of cash dividends and 30 percent in the form of share repurchases. We remain committed to returning 50 percent plus of free cash flow via base plus variable dividends, supplemented by share repurchases, and potential future debt reduction."
•Increasing 2022 capital investment guidance:
◦Our revised 2022 capital program is expected to be $1,600 to $1,700 million, 10 percent above the high-end of our initial guidance range. The increase is due to inflation and a modest increase in activity. The incremental activity capital is being driven by our intention to keep a third rig in the Marcellus during the second half of 2022, increases relating to facilities capital, and a modest uptick in non-operated activity. Our new capital guidance assumes we will invest less than 30 percent of our 2022 projected cash flow from operating activities, at recent strip prices.
•Increasing full-year 2022 production guidance:
◦Total Equivalent Production (MBoepd): 615 to 635, up one percent at the midpoint from 600 to 635 MBoepd
◦Oil (MBopd): 85.5 to 87.5, up four percent at the midpoint from 81.0 to 86.0 MBopd
◦Natural Gas (MMcfpd): 2,750 to 2,825, up one percent at the midpoint from 2,680 to 2,850 MMcfpd
•Unit Cost ($/Boe) and Expense Update:
◦Lease operating expense, gathering, processing and transportation, and general and administrative guidance remains unchanged
◦Taxes other than income: $1.45 to $1.75 (from $1.20 to $1.50), driven by higher commodity prices
◦Deferred Income Tax Ratio: 15 percent to 25 percent (from 20 percent to 30 percent), driven by higher commodity prices
•No change to full-year 2022 turn-in-line guidance
Coterra is currently running six rigs and two completion crews in the Permian Basin and three rigs and one completion crew in the Marcellus.

Production volumes in third-quarter 2022 are expected to average between 610 and 630 MBoepd, with oil volumes estimated to average between 85.5 and 88.5 MBopd. Natural gas volumes in third-quarter are projected to average between 2,725 and 2,775 MMcfpd.
See “Supplemental non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as reconciliations of these measures to the associated GAAP measures.

Second-Quarter 2022 Summary
Second-quarter 2022 total equivalent production averaged 632 MBoepd, exceeding the high-end of guidance. Oil production averaged 88.2 MBopd and natural gas production averaged 2,790 MMcfpd, both exceeding the high-end of guidance.
Coterra's average realized prices for oil, natural gas and natural gas liquids (NGLs) for second-quarter 2022, excluding the effect of commodity derivatives, were $109.23 per barrel (Bbl), $5.78 per thousand cubic feet (Mcf), and $39.17 per Bbl, respectively. Including the effect of commodity derivatives, average realized prices for oil and natural gas for second-quarter 2022 were $92.78 per Bbl and $5.15 per Mcf, respectively.
For second-quarter 2022, Coterra reported cash flow from operating activities of $879 million. Second-quarter 2022 discretionary cash flow (non-GAAP) was $1,493 million and free cash flow (non-GAAP) totaled $1,019 million, both of which are inclusive of $14 million of merger-related/severance costs.
Coterra incurred a total of $472 million of capital expenditures in second-quarter 2022, including $437 million of drilling and completion capital.

Year-to-date 2022 Summary Highlights
•Net income for first-half 2022 totaled $1,837 million, or $2.28 per share; adjusted net income (non-GAAP) for the same period, excluding non-recurring items, was $1,902 million, or $2.36 per share.
•Generated cash flow from operating activities of $2,201 million.
•Discretionary cash flow totaled $2,725 million (non-GAAP).
•Generated free cash flow of $1,980 million (non-GAAP).
•Total return to shareholders based on first-half 2022 performance is $1.86 per share, which includes $1.25 per share of cash dividends and $0.61 per share of stock repurchases.

Strong Financial Position
Coterra maintains a strong financial position with investment-grade credit ratings and substantial liquidity. As of June 30, 2022, Coterra had total long-term debt of $3.1 billion with a principal amount of $2.9 billion. The Company exited the quarter with a cash balance of $1.1 billion and no debt outstanding under its revolving credit facility. Coterra's net debt to Adjusted EBITDAX ratio (non-GAAP) at June 30, 2022 was 0.4x.

Delivering Returns to Shareholders
Based on second-quarter 2022 free cash flow (non-GAAP), Coterra's Board today declared a quarterly base plus variable dividend of $0.65 per share. The base plus variable dividend reflects a $0.15 per share base component and a variable component of $0.50 per share, on the Company's common stock. The combined base plus variable dividend represents 92 percent of cash flow from operating activities in second-quarter 2022, or 80 percent of free cash flow (non-GAAP). The combined base and variable dividend is payable on August 25, 2022, to shareholders of record as of the close of business on August 15, 2022.
Coterra repurchased 11.0 million shares in the second quarter at a cost of $303 million, which implies an additional 34 percent return of second-quarter 2022 cash flow from operating activities, or 30 percent of free cash flow (non-GAAP), to shareholders. The average repurchase price in second-quarter 2022 was $27.51 per share. Coterra entered third-quarter 2022 with an outstanding share repurchase authorization of $763 million. The Company entered the third quarter with a Rule 10b5-1 plan in place and will provide details of share repurchase activity in the quarter with its third-quarter 2022 financial and operating results.
The timing and volume of share repurchases under this authorization will be determined by management, at its discretion. Management expects its share repurchase program to be driven by relative and intrinsic value opportunities. The share repurchase program is supplemental to the Company's base plus variable dividend strategy.
During the quarter, we retired 21,900 shares of Cimarex preferred stock ($39 million), which totaled 78 percent of the 28,158 outstanding shares of Cimarex preferred stock ($50 million) on our balance sheet as of March 31, 2022. This retirement was the result of the voluntary conversion by certain holders of the Cimarex preferred stock into 0.8 million shares of our common stock and $10 million in cash pursuant to the terms of the Cimarex preferred stock.
Additionally, on August 1, 2022, we retired $124 million principal debt, comprising $25 million of 5.59% notes, $37 million of 6.69% notes, and $62 million of 5.80% notes.

Committed to Sustainability and ESG Leadership
Coterra believes that environmental, social and governance (ESG) performance and practices are foundational to its success. We intend to publish the first Coterra Energy Sustainability Report during fourth-quarter 2022. For more information regarding the 2022 ESG short-term incentive targets for executive management, please see the Company's most recent presentation, which can be accessed on the "Events & Presentations" page under the "Investors" section of the Company's website at www.coterra.com.

Second-Quarter 2022 Conference Call
Coterra will host a conference call tomorrow, Wednesday, August 3, 2022, at 9:00 AM CT (10:00 AM ET), to discuss second-quarter 2022 financial and operating results.

Conference Call Information
Date: Wednesday, August 3, 2022
Time: 10:00 AM ET / 9:00 AM CT
Dial-in (for callers in the U.S. and Canada): (888) 550-5424
International dial-in: (646) 960-0819
Conference ID: 3813676

The live audio webcast and related earnings presentation can be accessed on the "Events & Presentations" page under the "Investors" section of the Company's website at www.coterra.com. The webcast will be archived and available at the same location after the conclusion of the live event.

About Coterra Energy
Coterra is a premier exploration and production company based in Houston, Texas with focused operations in the Permian Basin, Marcellus Shale and Anadarko Basin. We strive to be a leading producer, delivering returns with a commitment to sustainability leadership. Learn more about us at www.coterra.com.

Cautionary Statement Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of federal securities laws. Forward-looking statements are not statements of historical fact and reflect Coterra's current views about future events. Such forward-looking statements include, but are not limited to, statements about returns to shareholders, enhanced shareholder value, future financial and operating performance and goals and commitment to sustainability and ESG leadership, strategic pursuits and goals, including with respect to the publication of Coterra's first Sustainability Report, and other statements that are not historical facts contained in this press release. The words "expect," "project," "estimate," "believe," "anticipate," "intend," "budget," "plan," "predict," "potential," "possible," "may," "should," "could," "would," "will," "strategy," "outlook" and similar expressions are also intended to identify forward-looking statements. We can provide no assurance that the forward-looking statements contained in this press release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the risk that the combined businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the Merger may not be fully realized or may take longer to realize than expected; the volatility in commodity prices for crude oil and natural gas; cost increases; supply chain disruptions; the effect of future regulatory or legislative actions, including the risk of new restrictions with respect to well spacing, hydraulic fracturing, natural gas flaring, seismicity, produced water disposal, or other oil and natural gas development activities; disruption from the Merger making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on integration-related issues; the potential effects of further developments to the long-term impact of the COVID-19 pandemic and variants thereof on Coterra’s business, financial condition and results of operations; actions by, or disputes among or between, the Organization of Petroleum Exporting Countries and other producer countries; market factors; market prices (including geographic basis differentials) of oil and natural gas; impacts of inflation; labor shortages and economic disruption (including as a result of the pandemic or geopolitical disruptions such as the war in Ukraine); the presence or recoverability of estimated reserves; the ability to replace reserves; environmental risks; drilling and operating risks; exploration and development risks; competition; the ability of management to execute its plans to meet its goals; and other risks inherent in Coterra's businesses. In addition, the declaration and payment of any future dividends, whether regular base quarterly dividends, variable dividends or special dividends, will depend on Coterra's financial results, cash requirements, future prospects and other factors deemed relevant by Coterra's Board. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Coterra's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, which are available on Coterra's website at www.coterra.com.
Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, Coterra does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Operational Data
The tables below provide a summary of production volumes, price realizations and operational activity by region and units costs for the Company for the periods indicated:

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
PRODUCTION VOLUMES
Marcellus Shale
Natural gas (Bcf)	199.8	200.6	403.7	406.4
Equivalent production (MMBoe)	33.3	33.4	67.3	67.7
Daily equivalent production (MBoepd)	366.0	367.5	371.7	374.2

Permian Basin
Natural gas (Bcf)	38.9	—	76.4	—
Oil (MMBbl)	7.5	—	14.4	—
NGL (MMBbl)	5.6	—	10.4	—
Equivalent production (MMBoe)	19.6	—	37.5	—
Daily equivalent production (MBoepd)	215.0	—	207.4	—

Anadarko Basin
Natural gas (Bcf)	15.0	—	30.0	—
Oil (MMBbl)	0.5	—	1.1	—
NGL (MMBbl)	1.6	—	3.2	—
Equivalent production (MMBoe)	4.6	—	9.3	—
Daily equivalent production (MBoepd)	50.4	—	51.2	—

Total Company
Natural gas (Bcf)	253.9	200.6	510.3	406.4
Oil (MMBbl)	8.0	—	15.5	—
NGL (MMBbl)	7.2	—	13.6	—
Equivalent production (MMBoe)	57.5	33.4	114.2	67.7
Daily equivalent production (MBoepd)	631.7	367.5	630.8	374.2

AVERAGE SALES PRICE (excluding hedges)
Marcellus Shale
Natural gas ($/Mcf)	$5.54	$2.05	$4.90	$2.18

Permian Basin
Natural gas ($/Mcf)	$6.51	$—	$5.51	$—
Oil ($/Bbl)	$109.25	$—	$101.67	$—
NGL ($/Bbl)	$38.23	$—	$37.70	$—

Anadarko Basin
Natural gas ($/Mcf)	$7.09	$—	$5.98	$—
Oil ($/Bbl)	$108.74	$—	$100.90	$—
NGL ($/Bbl)	$42.47	$—	$41.32	$—

Total Company
Natural gas ($/Mcf)	$5.78	$2.05	$5.05	$2.18
Oil ($/Bbl)	$109.23	$—	$101.62	$—
NGL ($/Bbl)	$39.17	$—	$38.55	$—

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
AVERAGE SALES PRICE (including hedges)
Total Company
Natural gas ($/Mcf)	$5.15	$2.05	$4.66	$2.18
Oil ($/Bbl)	$92.78	$—	$84.76	$—
NGL ($/Bbl)	$39.17	$—	$38.55	$—

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
WELLS DRILLED(1)
Gross wells
Marcellus Shale	20	28	42	56
Permian Basin	43	—	72	—
Anadarko Basin	10	—	13	—
	73	28	127	56

Net wells
Marcellus Shale	20.0	28.0	42.0	53.1
Permian Basin	21.8	—	39.8	—
Anadarko Basin	5.1	—	6.5	—
	46.9	28.0	88.3	53.1

WELLS COMPLETED(1)
Gross wells
Marcellus Shale	32	27	44	41
Permian Basin	37	—	56	—
Anadarko Basin	2	—	9	—
	71	27	109	41

Net wells
Marcellus Shale	32.0	24.1	41.0	37.1
Permian Basin	14.6	—	26.5	—
Anadarko Basin	0.8	—	0.8	—
	47.4	24.1	68.3	37.1

TURN IN LINES
Gross wells
Marcellus Shale	18	25	30	39
Permian Basin	36	—	67	—
Anadarko Basin	1	—	8	—
	55	25	105	39

Net wells
Marcellus Shale	18.0	22.1	27.1	35.1
Permian Basin	13.9	—	29.8	—
Anadarko Basin	0.1	—	0.1	—
	32.0	22.1	57.0	35.1

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
AVERAGE UNIT COSTS ($/Boe)(2)
Direct operations	$2.03	$0.48	$1.90	$0.49
Transportation, processing and gathering	4.13	3.99	4.12	3.99
Taxes other than income	1.72	0.13	1.53	0.13
Exploration	0.12	0.07	0.11	0.07
Depreciation, depletion and amortization	7.21	2.74	6.78	2.74
General and administrative (excluding stock-based compensation and merger-related expense)(3)	1.16	0.56	1.26	0.53
Stock-based compensation	0.36	0.13	0.39	0.24
Merger-related expense	—	—	0.06	—
Interest expense	0.36	0.38	0.37	0.37
	$17.09	$8.48	$16.52	$8.56
_______________________________________________________________________________
(1)Wells drilled represents wells drilled to total depth during the period. Wells completed includes wells completed during the period, regardless of when they were drilled.
(2)Total unit costs may differ from the sum of the individual costs due to rounding.
(3)For the six months ended June 30, 2022, includes severance expense related to accrued severance costs as a result of the Merger. For the six months ended June 30, 2021, includes severance expense related to early retirements under the Company's 2021 Early Retirement Program.

Variable Dividend Calculation

(In millions)	Quarter Ended June 30, 2022	Six Months Ended June 30, 2022
Free cash flow(1)	$1,019	$1,980
50% payout (Board discretion: 50% plus)	50%	50%
Quarterly return to shareholders	510	990
Quarterly base dividend ($0.150 per share)	119	240
Variable cash dividend (2)	$391	$750
_______________________________________________________________________________
(1)See "Supplemental non-GAAP Financial Measures" below for a description of free cash flow as well as reconciliations of this measures to discretionary cash flow and cash flow from operating activities.
(2)Variable cash dividends of $0.45 and $0.50 per share were declared in May 2022 and August 2022, respectively.

Derivatives Information
As of June 30, 2022, the Company had the following outstanding financial commodity derivatives:

	2022		2023
Natural Gas	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Waha swaps(1)
Volume (Mmbtu)	4,600,000	1,550,000	—	—	—	—
Weighted average price	$4.77	$4.77	$—	$—	$—	$—

Waha gas collars(1)
Volume (Mmbtu)	2,760,000	1,840,000	8,100,000	8,190,000	8,280,000	8,280,000
Weighted average floor	$2.47	$2.50	$3.03	$3.03	$3.03	$3.03
Weighted average ceiling	$3.00	$3.12	$5.39	$5.39	$5.39	$5.39

NYMEX collars
Volume (Mmbtu)	60,720,000	57,670,000	31,500,000	4,550,000	4,600,000	1,550,000
Weighted average floor	$4.07	$4.15	$4.46	$4.50	$4.50	$4.50
Weighted average ceiling	$5.64	$6.58	$8.37	$8.39	$8.39	$8.39

El Paso Permian gas collars(2)
Volume (Mmbtu)	1,840,000	1,840,000	—	—	—	—
Weighted average floor	$2.50	$2.50	$—	$—	$—	$—
Weighted average ceiling	$3.15	$3.15	$—	$—	$—	$—

PEPL gas collars(3)
Volume (Mmbtu)	1,840,000	1,840,000	—	—	—	—
Weighted average floor	$2.60	$2.60	$—	$—	$—	$—
Weighted average ceiling	$3.27	$3.27	$—	$—	$—	$—

Leidy basis swaps (4)
Volume (Mmbtu)	4,600,000	1,550,000	—	—	—	—
Weighted average price	$(1.50)	$(1.50)	$—	$—	$—	$—
________________________________________________________
(1)The index price is Waha West Texas Natural Gas Index (“Waha”) as quoted in Platt’s Inside FERC.
(2)The index price is El Paso Natural Gas Company, Permian Basin Index (“Perm EP”) as quoted in Platt’s Inside FERC.
(3)The index price is Panhandle Eastern Pipe Line, Tex/OK Mid-Continent Index (“PEPL”) as quoted in Platt’s Inside FERC.
(4)The index price is Transco, Leidy Line receipts ("Leidy") as quoted in Platt's Inside FERC.

	2022		2023
Oil	Third Quarter	Fourth Quarter	First Quarter	Second Quarter
WTI oil collars
Volume (Mbbl)	2,116	2,116	1,350	1,365
Weighted average floor	$56.78	$67.65	$70.00	$70.00
Weighted average ceiling	$72.81	$112.50	$116.03	$116.03

WTI Midland oil basis swaps (1)
Volume (Mbbl)	1,840	2,116	1,350	1,365
Weighted average differential	$0.34	$0.46	$0.63	$0.63

WTI oil roll differential swaps
Volume (Mbbl)	644	—	—	—
Weighted average price	$0.10	$—	$—	$—
________________________________________________________
(1)The index price is WTI Midland as quoted by Argus Americas Crude.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2022	2021	2022	2021
OPERATING REVENUES
Natural gas	$1,468	$412	$2,579	$885
Oil	876	—	1,575	—
NGL	280	—	525	—
Loss on derivative instruments	(66)	(88)	(457)	(101)
Other	14	—	29	—
	2,572	324	4,251	784
OPERATING EXPENSES
Direct operations	116	16	216	33
Transportation, processing and gathering	238	133	471	270
Taxes other than income	98	4	174	9
Exploration	7	2	13	5
Depreciation, depletion and amortization	414	92	774	186
General and administrative (excluding stock-based compensation and merger-related expense)(1)	66	13	143	30
Stock-based compensation(2)	21	4	44	16
Merger-related expense	—	6	7	6
	960	270	1,842	555
Loss on sale of assets	(3)	—	(1)	—
INCOME FROM OPERATIONS	1,609	54	2,408	229
Interest expense, net	21	13	42	25
Income before income taxes	1,588	41	2,366	204
Income tax expense	359	11	529	48
NET INCOME	$1,229	$30	$1,837	$156
Earnings per share - Basic	$1.53	$0.08	$2.28	$0.39
Weighted-average common shares outstanding	803	400	806	399
_______________________________________________________________________________
(1)For the three and six months ended June 30, 2022, includes severance expense of $14 million and $39 million, respectively, related to accrued severance costs as a result of the Merger. For the six months ended June 30, 2021, includes $2 million related to early retirements under the Company's 2021 Early Retirement Program.
(2)Includes the impact of our performance share awards and restricted stock.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In millions)	June 30, 2022	December 31, 2021
ASSETS
Current assets	$2,832	$2,136
Properties and equipment, net (successful efforts method)	17,407	17,375
Other assets	408	389
	$20,647	$19,900

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities	$1,446	$1,220
Current portion of long-term debt	124	—
Long-term debt, net (excluding current maturities)	2,981	3,125
Deferred income taxes	3,203	3,101
Other long term liabilities	691	666
Cimarex redeemable preferred stock	11	50
Stockholders’ equity	12,191	11,738
	$20,647	$19,900

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,229	$30	$1,837	$156
Depreciation, depletion and amortization	414	92	774	186
Deferred income tax expense	65	3	101	15
Loss on sale of assets	3	—	1	—
Loss on derivative instruments	66	88	457	101
Net cash (paid) received in settlement of derivative instruments	(293)	—	(464)	3
Stock-based compensation and other	18	3	38	14
Income charges not requiring cash	(9)	—	(19)	1
Changes in assets and liabilities	(614)	(37)	(524)	(7)
Net cash provided by operating activities	879	179	2,201	469

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(474)	(151)	(745)	(274)
Proceeds from sale of assets	2	—	4	—
Net cash used in investing activities	(472)	(151)	(741)	(274)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) of debt	—	—	—	(88)
Repayment of finance leases	(1)	—	(3)	—
Treasury stock repurchases	(303)	—	(487)	—
Dividends paid	(484)	(44)	(940)	(84)
Tax withholding on vesting of stock awards	(1)	—	(7)	(6)
Cash received for stock option exercises	4	—	10	—
Cash paid for conversion of redeemable preferred stock	(10)	—	(10)	—
Net cash used in financing activities	(795)	(44)	(1,437)	(178)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(388)	$(16)	$23	$17

Supplemental Non-GAAP Financial Measures (Unaudited)

We report our financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, we believe certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results and results of prior periods. In addition, we believe these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations below that compare GAAP financial measures to non-GAAP financial measures for the periods indicated.

We have also included herein certain forward-looking non-GAAP financial measures. Due to the forward-looking nature of these non-GAAP financial measures, we cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Reconciling items in future periods could be significant.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted Earnings per Share are presented based on our management's belief that these non-GAAP measures enable a user of financial information to understand the impact of identified adjustments on reported results. Adjusted Net Income is defined as net income plus gain and loss on sale of assets, non-cash gain and loss on derivative instruments, stock-based compensation expense, severance expense, merger-related expenses and tax effect on selected items. Adjusted Earnings per Share is defined as Adjusted Net Income divided by weighted-average common shares outstanding. Additionally, we believe these measures provide beneficial comparisons to similarly adjusted measurements of prior periods and use these measures for that purpose. Adjusted Net Income and Adjusted Earnings per Share are not measures of financial performance under GAAP and should not be considered as alternatives to net income and earnings per share, as defined by GAAP.

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2022	2021	2022	2021
As reported - net income	$1,229	$30	$1,837	$156
Reversal of selected items:
Loss on sale of assets	3	—	1	—
Loss (gain) on derivative instruments(1)	(227)	88	(7)	104
Stock-based compensation expense	21	4	44	16
Severance expense	14	—	39	2
Merger-related expense	—	6	7	6
Tax effect on selected items	43	(22)	(19)	(29)
Adjusted net income	$1,083	$106	$1,902	$255
As reported - earnings per share	$1.53	$0.08	$2.28	$0.39
Per share impact of selected items	(0.18)	0.18	0.08	0.25
Adjusted earnings per share	$1.35	$0.26	$2.36	$0.64
Weighted-average common shares outstanding	803	400	806	399
_______________________________________________________________________________
(1)This amount represents the non-cash mark-to-market changes of our commodity derivative instruments recorded in Loss on derivative instruments in the Condensed Consolidated Statement of Operations.

Reconciliation of Discretionary Cash Flow and Free Cash Flow
Discretionary Cash Flow is defined as cash flow from operating activities excluding changes in assets and liabilities. Discretionary Cash Flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate available cash to internally fund exploration and development activities, return capital to shareholders through dividends and share repurchases, and service debt and is used by our management for that purpose. Discretionary Cash Flow is presented based on our management’s belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities or have different financing and capital structures or tax rates. Discretionary Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

Free Cash Flow is defined as Discretionary Cash Flow less cash paid for capital expenditures. Free Cash Flow is an indicator of a company’s ability to generate cash flow after spending the money required to maintain or expand its asset base, and is used by our management for that purpose. Free Cash Flow is presented based on our management’s belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Free Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Cash flow from operating activities	$879	$179	$2,201	$469
Changes in assets and liabilities	614	37	524	7
Discretionary cash flow	1,493	216	2,725	476
Cash paid for capital expenditures	(474)	(151)	(745)	(274)
Free cash flow	$1,019	$65	$1,980	$202
Capital Expenditures

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Cash paid for capital expenditures	$474	$151	$745	$274
Change in accrued capital costs	(2)	15	53	16
Capital expenditures	$472	$166	$798	$290

Reconciliation of Adjusted EBITDAX
Adjusted EBITDAX is defined as net income plus interest expense, other expense, income tax expense, depreciation, depletion, and amortization (including impairments), exploration expense, gain and loss on sale of assets, non-cash gain and loss on derivative instruments, stock-based compensation expense, severance expense and merger-related expense. Adjusted EBITDAX is presented on our management’s belief that this non-GAAP measure is useful information to investors when evaluating our ability to internally fund exploration and development activities and to service or incur debt without regard to financial or capital structure. Our management uses Adjusted EBITDAX for that purpose. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Net income	$1,229	$30	$1,837	$156
Plus (less):
Interest expense, net	21	13	42	25
Income tax expense	359	11	529	48
Depreciation, depletion and amortization	414	92	774	186
Exploration	7	2	13	5
Loss on sale of assets	3	—	1	—
Non-cash loss on derivative instruments	(227)	88	(7)	104
Merger-related expense	—	6	7	6
Severance expense	14	—	39	2
Stock-based compensation	21	4	44	16
Adjusted EBITDAX	$1,841	$246	$3,279	$548

Reconciliation of Net Debt
The total debt to total capitalization ratio is calculated by dividing total debt by the sum of total debt and total stockholders’ equity. This ratio is a measurement which is presented in our annual and interim filings and our management believes this ratio is useful to investors in assessing our leverage. Net Debt is calculated by subtracting cash and cash equivalents from total debt. The Net Debt to Adjusted Capitalization ratio is calculated by dividing Net Debt by the sum of Net Debt and total stockholders’ equity. Net Debt and the Net Debt to Adjusted Capitalization ratio are non-GAAP measures which our management believes are also useful to investors when assessing our leverage since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire debt. Our management uses these measures for that purpose. Additionally, as our planned expenditures are not expected to result in additional debt, our management believes it is appropriate to apply cash and cash equivalents to reduce debt in calculating the Net Debt to Adjusted Capitalization ratio.

(In millions)	June 30, 2022	December 31, 2021
Current portion of long-term debt	$124	$—
Long-term debt, net	2,981	3,125
Total debt	3,105	3,125
Stockholders’ equity	12,191	11,738
Total capitalization	$15,296	$14,863

Total debt	$3,105	$3,125
Less: Cash and cash equivalents	(1,059)	(1,036)
Net debt	$2,046	$2,089

Net debt	$2,046	$2,089
Stockholders’ equity	12,191	11,738
Total adjusted capitalization	$14,237	$13,827

Total debt to total capitalization ratio	20.3%	21.0%
Less: Impact of cash and cash equivalents	5.9%	5.9%
Net debt to adjusted capitalization ratio	14.4%	15.1%

Reconciliation of Net Debt to Adjusted EBITDAX
Net debt to Adjusted EBITDAX is defined as net debt divided by trailing twelve month Adjusted EBITDAX. Net debt to Adjusted EBITDAX is a non-GAAP measure which our management believes is useful to investors when assessing our credit position and leverage.

(In millions)	June 30, 2022		December 31, 2021
Net debt	$2,046		$2,089
Adjusted EBITDAX (Trailing twelve months)	4,973		2,196
Net debt to Adjusted EBITDAX	0.4	x	1.0	x

CONTACT: Investor Contact, Daniel Guffey - Vice President of Finance, Planning & Analysis and Investor Relations, 281.589.4875